UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2018

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Master Repurchase Agreement with Deutsche Bank AG, Cayman Islands Branch

On July 30, 2018, PennyMac Mortgage Investment Trust (the “Company”), through its wholly-owned subsidiary, PennyMac Corp. (“PMC”), executed a Temporary Increase Letter (the “DB Temporary Increase”) in connection with that certain Master Repurchase Agreement, dated as of August 18, 2017, by and among Deutsche Bank AG, Cayman Islands Branch (“Deutsche Bank”) and PMC (the “Repurchase Agreement”), pursuant to which PMC may sell to Deutsche Bank, and later repurchase, newly originated mortgage loans in an aggregate principal amount of up to $750 million. The Repurchase Agreement is set to expire on August 18, 2019, unless terminated earlier in accordance with its terms. The obligations of PMC under the Repurchase Agreement are fully guaranteed by the Company and the mortgage loans are serviced by PennyMac Loan Services, LLC (“PLS”), a controlled subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI), pursuant to the terms of the Repurchase Agreement.

Pursuant to the terms of the DB Temporary Increase, the maximum aggregate principal amount provided for thereunder was temporarily increased to $950 million. The period for the DB Temporary Increase commenced on July 30, 2018 and will expire on September 28, 2018. Upon the expiration of the DB Temporary Increase, the maximum aggregate principal amount will revert back to $750 million. All other terms and conditions of the Repurchase Agreement and the related guaranty remain the same in all material respects. The Company, through PMC, is required to pay Deutsche Bank certain administrative costs and expenses in connection with the structuring of the DB Temporary Increase.

The foregoing descriptions of the Repurchase Agreement and the related guaranty by the Company do not purport to be complete and are qualified in their entirety by reference to (i) the descriptions of the Repurchase Agreement and the related guaranty in the Company’s Current Report on Form 8-K as filed on August 24, 2017; (ii) the full text of the Repurchase Agreement and the related guaranty attached thereto as Exhibits 10.1 and 10.2, respectively; and (iii) any amendments to the Repurchase Agreement filed thereafter.

Mortgage Loan Participation Purchase and Sale Agreement with Bank of America, N.A.

On July 30, 2018, the Company, through PMC, executed a Temporary Increase Letter (the “BANA Temporary Increase”) in connection with that certain Mortgage Loan Participation Purchase and Sale Agreement, dated December 23, 2011, by and among Bank of America, N.A. (“BANA”), on the one hand, and PMC, as seller, the Company and PennyMac Operating Partnership, L.P. (the “Operating Partnership”), as guarantors, on the other hand (the “BANA Participation Agreement”), pursuant to which PMC may sell to BANA up to $100 million in participation certificates, each of which represents an undivided beneficial ownership interest in a pool of mortgage loans that have been pooled with Fannie Mae or Freddie Mac and are pending securitization. In connection with its sale of any participation certificate, PMC will also assign to BANA a take-out commitment, which evidences PMC’s right to sell to a third party investor the security backed by the mortgage loans underlying the related participation certificate. The BANA Participation Agreement is set to expire on July 1, 2019, unless terminated earlier in accordance with its terms. The obligations of PMC under the BANA Participation Agreement are fully guaranteed by the Company and the Operating Partnership and the mortgage loans are serviced by PLS.

Pursuant to the terms of the BANA Temporary Increase, the aggregate transaction limit of purchase prices for participation certificates owned by BANA provided for thereunder was temporarily increased to $300 million. The period for the BANA Temporary Increase commenced on July 30, 2018 and will expire on September 15, 2018.  Upon the expiration of the BANA Temporary Increase, the aggregate transaction limit of purchase prices will revert back to $100 million. All other terms and conditions of the BANA Participation Agreement remain the same in all material respects. The Company, through PMC, is required to pay BANA certain administrative costs and expenses in connection with the structuring of the BANA Temporary Increase.

The foregoing descriptions of the BANA Participation Agreement and the related guaranty by the Company and the Operating Partnership do not purport to be complete and are qualified in their entirety by reference to (i) the descriptions of the BANA Participation Agreement and the related guaranty in the Company’s Current Report on Form 8-K as filed on February 6, 2014; (ii) the full text of the BANA Participation Agreement and the related guaranty attached thereto as Exhibits 10.2 and 10.10, respectively; and (iii) the full text of any amendments to the BANA Participation Agreement filed therewith and thereafter with the SEC.

Item 2.02    Results of Operations and Financial Condition.

On August 2, 2018, the Company issued a press release announcing its financial results for the fiscal quarter ended June 30, 2018.  A copy of the press release and the slide presentation used in connection with the Company’s recorded presentation of financial results were made available on August 2, 2018 and are furnished as Exhibit 99.1 and Exhibit 99.2, respectively.

The information in Item 2.02 of this Current Report on Form 8-K, including the exhibits hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 2, 2018, issued by PennyMac Mortgage Investment Trust pertaining to its financial results for the fiscal quarter ended June 30, 2018.

99.2	Slide Presentation for use beginning on August 2, 2018 in connection with a recorded presentation of financial results for the fiscal quarter ended June 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: August 2, 2018	/s/ Andrew S. Chang
Andrew S. Chang Senior Managing Director and Chief Financial Officer